Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS

PRELIMINARY FOURTH QUARTER RESULTS

ANNAPOLIS, MD, January 31, 2013 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its preliminary financial results for the quarter and year ended December 31, 2012. The following preliminary results are subject to adjustments that may result from the completion of the Trust’s annual audit process (unaudited):

	Three months ended December 31, 2012 Preliminary
		Year ended December 31, 2012
		Preliminary	Previous Guidance(1)
Pro forma RevPAR increase over 2011(2)	5.5%	8.8%	8.75%—9.25%
Net income available to common shareholders, excluding amounts attributable to unvested time-based awards(3)	$7.4	$22.6	$19.8—$20.6
Adjusted Hotel EBITDA(3)	$26.7	$92.2	$91.0—$92.0
AFFO per diluted share	$0.41	$1.61	$1.57—$1.60

(1)	Reflects guidance announced on November 1, 2012.
(2)

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared, or on a pro forma basis. This metric includes the hotel operating results of 10 of the Trust’s 15 hotels owned as of December 31, 2012 and does not include operating results for the Holiday Inn New York City Midtown – 31st Street, as the hotel opened for business on January 19, 2012, the Hotel Adagio, as the hotel was under renovation during the period, and the W Chicago – Lakeshore, the Hyatt Regency Mission Bay Spa and Marina, and The Hotel Minneapolis, as these hotels were acquired during 2012.

(3)	In millions.

“We are pleased with the continued strong performance of our hotel portfolio in the fourth quarter 2012,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “Our pro forma RevPAR increase for the fourth quarter 2012 was negatively impacted by (i) cancellations related to travel disruptions caused by Superstorm Sandy in October 2012, (ii) the early addition of 35 guestrooms at the W Chicago – City Center on October 19, 2012, which were originally scheduled to open

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

January 1, 2013, and (iii) the disruption from the renovation of the lobby and public spaces at the Le Meridien San Francisco. Excluding the estimated impact from these items, our pro forma RevPAR increase for the fourth quarter 2012 and for the year ended December 31, 2012 would have been between 7.75%—8.00% and between 9.4%—9.5%, respectively.”

Funds from operations (FFO), Adjusted FFO (AFFO), Hotel EBITDA, and Adjusted Hotel EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 15 hotels with an aggregate of 4,722 rooms in seven states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases. Such forward-looking statements include, but are not limited to, the preliminary expected financial results for the three months and year ended December 31, 2012. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of January 31, 2013, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(unaudited)

The following table reconciles preliminary net income available to common shareholders, excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the three months and year ended December 31, 2012:

	Three Months Ended December 31, 2012 Preliminary	Year Ended December 31, 2012 Preliminary
Net income available to common shareholders, excluding amounts attributable to unvested time-based awards	$7,390	$22,587
Add: Depreciation and amortization	8,509	28,931

FFO available to common shareholders	15,899	51,518
Add: Hotel acquisition costs	77	2,994
Non-cash amortization(1)	61	242

AFFO available to common shareholders	$16,037	$54,754

FFO per common share—basic and diluted	$0.40	$1.51
AFFO per common share—basic and diluted	$0.41	$1.61
Weighted-average number of common shares outstanding—basic and diluted	39,391,677	34,048,752

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table calculates preliminary Hotel EBITDA and Adjusted Hotel EBITDA for the three months and year ended December 31, 2012:

	Three Months Ended December 31, 2012 Preliminary	Year Ended December 31, 2012 Preliminary
Total revenue	$85,100	$278,276
Less: Total hotel operating expenses	58,362	185,842

Hotel EBITDA	26,738	92,434
Less: Non-cash amortization(1)	(69)	(278)

Adjusted Hotel EBITDA	$26,669	$92,156

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.